EXECUTION COPY

THIS PARTICIPATION TERMINATION AGREEMENT, dated as of November 13, 2012 (this “Agreement”), is hereby entered into among ING USA Annuity and Life Insurance Company (“Seller”), an insurance company organized under the laws of Iowa, ING Support Holding B.V. (“Buyer”), a private company with limited liability organized under the laws of the Netherlands and having its principal place of business in Amsterdam, ING Groep N.V. (“Guarantor”), a company with limited liability organized under the laws of the Netherlands and having its principal place of business in Amsterdam and ING Bank N.V. (“ING Bank”), a company organized under the laws of the Netherlands and having its principal place of business in Amsterdam (collectively, the “Parties”).
RECITALS
WHEREAS, Buyer, Seller and Guarantor entered into a participation agreement, dated as of March 31, 2009 (as amended to the date hereof, the “ING USA Participation Agreement” or the “Participation Agreement”) pursuant to which Seller sold, granted and conveyed to Buyer the Participation and agreed to pay Buyer the Transaction Fee;
WHEREAS, Buyer, Seller, the State of the Netherlands (the “State”) and Stichting Derdengelden ING Support Holding (the “Collection Foundation”) entered into a Deed of Assignment of Receivables, dated March 31, 2009 (the “2009 Deed of Assignment”), pursuant to which Buyer assigned to Seller as consideration for the Participation the payment obligations of the State under the ING USA Annuity and Life Insurance Company Illiquid Assets Back-Up Facility Agreement, dated March 31, 2009 (as amended to the date hereof, the “ING USA Facility Agreement”), by and between the State, Guarantor and Buyer;
WHEREAS, pursuant to the 2012 Deed of Assignment of IABF Receivables among Seller, Buyer, ING Bank, the State and the Collection Foundation at the Effective Time (as defined below) Seller has agreed to assign to Buyer all of its rights in and to the State's payment obligations under the ING USA Facility Agreement;
WHEREAS, in connection with the transactions contemplated hereby, Buyer, Guarantor and the State are entering into an amendment to the ING USA Facility Agreement;
WHEREAS, pursuant to Section 21 of the Participation Agreement, Guarantor guaranteed the payment and performance of Buyer's obligations under the Participation Agreement and the 2009 Deed of Assignment;
WHEREAS, the Parties desire for Seller to irrevocably transfer, grant and convey to ING Bank legal title to the Transferred Securities (as defined below) prior to the Effective Time (the “Transfer”);
WHEREAS, subsequent to the Transfer, ING Bank will agree to accept all rights and obligations relating to the Transferred Securities under the Participation Agreement until the Termination Time (as defined below); and
WHEREAS, the Parties wish to terminate the Participation Agreement at the Termination Time;
NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be bound hereby, agree as follows:

1.	Definitions

Unless the context requires otherwise, capitalized terms used but not defined herein, including the Recitals hereto, shall have the respective meanings ascribed thereto in the Participation Agreement. The following terms have the definitions set out below:
“Distribution” means any payment or other distribution (including interest), notes, securities or other property (including any Designated Asset Collateral) or proceeds under or in respect of the Designated Securities Pool, including without limitation any payment or other distributions made in connection with any action, suit or proceeding in respect of a Security.
“Effective Time” has the meaning set forth in the Transfer Procedures Agreement.
“IIM” means ING Investment Management LLC or one of its investment advisory subsidiaries.
“Termination Time” has the meaning set forth in the Transfer Procedures Agreement.
“Transaction Fee” has the meaning ascribed thereto in the Participation Agreement, which for convenience is defined as the net present value of $40,625,200 on the Cut-off Date (discounted at three per cent (3.0%) per annum), payable in installments. As per the close of business on the second Business Day before the date to which the Effective Time refers, the net present value as per the Cut-off Date of the amounts of the remaining installments of the Transaction Fee is $25,914,660.34.
“Transaction Fee Termination Amount” has the meaning set forth in the Valuation Letter.
“Transfer Procedures Agreement” means the transfer procedures agreement dated as of the date hereof among ING Bank, Buyer, Seller, Guarantor and the State.
“Transferred Securities” has the meaning set forth in the Transfer Procedures Agreement.
“Valuation Letter” means the Valuation Letter dated the date hereof between Buyer and Seller.

2.	Termination of Participation Agreement

The Parties hereby acknowledge and agree that the Participation Agreement (other than Section 9.1(c) thereof) shall terminate and be of no further force or effect from and after the Termination Time. As consideration for such termination (a) Seller shall be obligated to pay Buyer at the Effective Time the Transaction Fee Termination Amount and (b) Seller shall irrevocably Transfer legal title to the Transferred Securities (including all rights and obligations pursuant thereto under the Participation Agreement) to ING Bank pursuant to the procedures set out in the Transfer Procedures Agreement prior to the Effective Time. As a result of the payment in accordance with the Valuation Letter, all of Seller's obligations in respect of the Transaction Fee shall be fully discharged, released and terminated at the Effective Time.

3.	Turnover of Distributions

3.1.    If, after the Effective Time, Seller receives a Distribution under or in respect of any Transferred Security, Seller shall promptly pay such Distribution or cause such Distribution to be paid to ING Bank. All payments pursuant to this Section 3 shall be made in the lawful currency of the United States by wire transfer in immediately available funds directly to the account designated by ING Bank.

3.2    If all or any portion of a Distribution received by Seller and transferred to Buyer pursuant to Section 9.1(a) of the Participation Agreement or transferred to ING Bank pursuant to Section 3.1 above is legally required to be returned or disgorged by Seller to any Entity other than in circumstances where such obligation to return or disgorge is attributable to any failure to act, breach of contract or negligence on the part of Seller, Buyer or ING Bank, as the case may be, shall promptly return such Distribution (or portion thereof) to Seller together with all related interest and charges payable by Seller in respect thereof; provided, however, that no related interest or charges shall be payable by Buyer or ING Bank if and to the extent the payment thereof is attributable to any failure to act, breach of contract or negligence on the part of Seller.

4.	Representations and Warranties

4.1    Each of Seller and Guarantor represents and warrants to Buyer and ING Bank with respect to each Transferred Security as of the date hereof that:

(a)
Seller holds legal title to the Transferred Securities, whether by being the registered security holder of each Transferred Security or by holding a Securities Entitlement (as defined by the Uniform Commercial Code as implemented by the State of New York) in each Transferred Security, and has good and valid title to the Transferred Securities each Transferred Security is capable of being sold and assigned without restrictions (other than pursuant to generally applicable laws on securities trading or the rights of the State under the ING USA Facility Agreement).

(b)
Other than Permitted Encumbrances or the rights of the State under the ING USA Facility Agreement, the Transferred Securities are free and clear of any Encumbrances and attachments and no rights have been granted in favor of any third party with regard to the acquisition or Encumbrances in respect of the Transferred Securities.

4.2    Except as expressly stated in this Agreement, neither Seller nor Guarantor makes any representations or warranties, express or implied, with respect to the Transfer.

5.	Right of First Refusal

The Parties acknowledge and agree that the discretion to retain or sell all or any portion of any Security by the Seller (other than the Transferred Securities), including the authority to delegate such discretion to other persons or entities, shall reside with the Board of Directors of ING U.S., Inc., the indirect parent company of the Seller.
In the event Seller proposes to sell all or any portion of any Security (other than the Transferred Securities), it shall undertake such sale in accordance with the procedures set forth in this Section 5.
5.1    Seller shall provide ING Bank a written notice (a “Notice of Proposed Sale”) of its intention to sell any Security not later than 8:00 a.m., New York City time, on the Business Day immediately preceding the Business Day on which it proposes to effect such sale (the “Proposed Date of Sale”). For each Security proposed to be sold (each, an “Offered Security”), the Notice of Proposed Sale shall provide the information set forth in Annex A hereto.

5.2    Not later than 10:00 a.m., New York City time, on the Proposed Date of Sale, Seller shall provide ING Bank a written offer (a “Sale Offer”) to purchase each Offered Security at the price set forth in such Sale Offer. Each Sale Offer shall be deemed a representation by Seller that it has received a bid from a third party to purchase each Offered Security on the terms set forth in the Sale Offer. ING Bank shall use its best efforts to reply to the Sale Offer, orally or in writing, not later than 10:30 a.m., New York City time, on the Proposed Date of Sale, provided, however, that (i) for so long as Seller remains a direct or indirect majority-owned subsidiary of ING Groep N.V., ING Bank shall be deemed to accept such Sale Offer with respect to each Offered Security unless it shall have notified Seller (orally or in writing) that it declines to purchase such Offered Security prior to such time and (ii) at any time that Seller is no longer a direct or indirect majority-owned subsidiary of ING Groep N.V., ING Bank shall be deemed to reject such Sale Offer with respect to each Offered Security unless it shall have notified Seller (orally or in writing) that it agrees to purchase such Offered Security prior to such time. ING Bank may accept or decline a Sale Offer with respect to any Offered Security in whole but not in part and shall promptly confirm any oral reply to a Sale Offer in writing.

5.3    In the event ING Bank declines to purchase any Offered Security, Seller shall have the right (but not the obligation) to sell such Offered Security (up to the original and current principal amount set forth in the Notice of Proposed Sale) to a third party on the Proposed Date of Sale at a price not less than the price set forth with respect to such Offered Security in the Sale Offer. If Seller does not agree to sell such Security to a third party on the Proposed Date of Sale, any subsequent proposed sale of such Offered Security shall again be subject to the procedures set forth in this Section 5.

5.4    Unless otherwise specified in the Sale Offer, payment for each Offered Security sold to ING Bank pursuant thereto shall be made in cash in immediately available funds against delivery of such Security through the facilities of The Depository Trust Company on the third Business Day following the Proposed Date of Sale using the accounts specified below:

(a)	With respect to Seller:

ING USA Annuity and Life Insurance Company
The Bank of New York Mellon
DTC #: 901
Account #: 187035

(b)	With respect to ING Bank:

To such account as shall be specified by ING Bank in a notice to Seller or in its acceptance of any Sale Offer.
5.5    All communications between or among the Seller, ING Bank and IIM in respect of, or notices, requests, directions, consents or other information sent under this Agreement shall be in writing (except as set forth in Section 5.2), hand delivered or sent by overnight courier, or electronic transmission, addressed to the relevant Party at its address, electronic mail or facsimile number as follows (or at such other address, electronic mail or facsimile number as such Party may subsequently request):

(a)    If to Seller:

ING Investment Management LLC,
as investment adviser for Seller
5780 Powers Ferry Rd. NW
Atlanta, GA 30327
Attention: David S. Goodson, Senior Vice President
email: David.Goodson@inginvestment.com

With a copy to:

(1)	ING Investment Management LLC
5780 Powers Ferry Rd. NW, Atlanta, GA 30327
Attention: Kate Ippen, VP and Counsel
Email: kate.ippen@inginvestment.com

(2)    ING U.S., Inc.
230 Park Avenue
New York, N.Y. 10169
Attention: Bridget M Healy, EVP and Chief Legal Officer
Email: uslegalnotices@us.ing.com
Fax: +1 (212) 309-8364

(b)    If to ING Bank:

ING Bank N.V.
Foppingadreef 7
1102 BD Amsterdam
Attention: Jan Schreuder, Capital Management Department
(Email: jan.schreuder@ing.com)
Johannes Wolvius, Capital Management Department
(Email: Johannes.Wolvius@ING.com)
Romke van der Weerdt, Capital Management Department
(Email: romke.van.der.weerdt@ing.com)
Fax: +31 20 501 3201

All such communications and notices shall be effective upon receipt.

6.	No Obligations

The Parties hereby acknowledge that they have no further obligations and liabilities subsequent to the termination of the Participation Agreement at the Termination Time, contingent or otherwise, under the Participation Agreement. The Parties hereby release each other, their attorneys, representatives, officers, directors, agents, employees, predecessors, successors, assigns, affiliates and related entities from any and all claims, demands, actions, liabilities, causes of action, obligations, losses, costs, attorney fees and expenses of every kind accruing prior to the Termination Time directly or indirectly arising out of or in any way connected with the Participation Agreement.

7.	Counterparts; Telecopies

This Agreement may be executed in multiple counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Transmission by telecopier, facsimile or other form of electronic transmission of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart. Each fully executed counterpart of this Agreement shall be deemed to be a duplicate original.

8.	Further Assurances

Each Party agrees to (a) execute and deliver, or cause to be executed and delivered, all such other and further agreements, documents and instruments and (b) take or cause to be taken all such other and further actions as the other Parties may reasonably request to effectuate the intent and purposes, and carry out the terms, of this Agreement.

9.	Severability

The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

10.	Governing Law

THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

11.	Waiver of Trial by Jury

THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECT OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12.	Jurisdiction

12.1    Buyer, Seller and ING Bank irrevocably and unconditionally submit to and accept the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York for any action, suit or proceeding arising out of or based upon this Agreement or any matter relating to it and waive any objection that they may have to the laying of venue in any such court or that any such court is an inconvenient forum or does not have personal jurisdiction over them.

12.1    The Parties irrevocably agree that, should any Party institute any legal action or proceeding in any jurisdiction (whether for an injunction, specific performance, damages or otherwise) in relation to this Agreement, no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such action or proceeding shall be claimed by it or on its behalf, any such immunity being hereby irrevocably waived, and each Party irrevocably agrees that it and its assets are, and shall be, subject to such legal action or proceeding in respect of its obligations under this Agreement.

13.	Interpretation

13.1    Terms used in the singular or plural include the plural and the singular, respectively; “includes” and “including” are not limiting; and “or” is not exclusive.

13.2    Any reference to a Party includes such Party's successors and permitted assigns.

13.3    Section and other headings and captions are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

13.4    This Agreement shall be deemed to have been jointly drafted by the Parties and no provision of it shall be interpreted or construed for or against any Party because such Party actually or purportedly prepared or requested such provision, any other provision or the Agreement as a whole.

13.5    Any reference to an agreement or deed is a reference to such agreement or deed as amended, restated, novated, supplemented or otherwise modified from time to time.

14.	Beneficiaries

14.1    This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement shall give any Person, other than the parties and their successors and assigns, any benefit or any legal or equitable right or remedy under this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
ING USA ANNUITY AND LIFE INSURANCE COMPANY

By_/s/ Boyd G. Combs
Name: Boyd G. Combs
Title:     SVP

By_/s/ Gilbert E. Mathis
Name: Gilbert E. Mathis
Title:     SVP

ING SUPPORT HOLDING B.V.

By_/s/ J. D. Wolvius
Name: J. D. Wolvius
Title:

By_/s/ P. G. van der Linde
Name: P. G. van der Linde
Title:

ING GROEP N.V.

By_/s/ J. D. Wolvius
Name: J. D. Wolvius
Title:

By_/s/ P. G. van der Linde
Name: P. G. van der Linde
Title:

ING BANK N.V.

By_/s/ J. D. Wolvius
Name: J. D. Wolvius
Title:

By_/s/ P. G. van der Linde
Name: P. G. van der Linde
Title:

[Signature Page - Participation Termination Agreement (ING USA)]

Annex A

Form of Notice of Proposed Sale
ING Investment Management LLC
5780 Powers Ferry Road NW
Atlanta, GA 30327-4347
Tel: (770) 690-4347
Fax: (770) 690-5414
[Date]

By E-mail

ING Bank N.V.
Foppingadreef 7
1102 BD Amsterdam
Attention: Jan Schreuder, Capital Management Department
(Email: jan.schreuder@ing.com)
Johannes Wolvius, Capital Management Department
(Email: Johannes.Wolvius@ING.com)
Romke van der Weerdt, Capital Management Department
(Email: romke.van.der.weerdt@ing.com)
Fax: +31 20 501 3201

Ladies and Gentlemen:
On behalf of ING USA Annuity and Life Insurance Company (the “Company”), we hereby notify you that we propose to sell the following Security(ies) (each, an “Offered Security”) in accordance with Section 5 of the Participation Termination Agreement, dated as of November 13, 2012 (the “Agreement”), among the Company, ING Support Holding B.V., ING Groep N.V. and ING Bank N.V. on [next Business Day]:

Title of Offered Security	Cusip No.	Original Principal Amount	Current Principal Amount	Latest Available Pricing Service Quotation	Potential Purchaser(s)[1]

1In addition to the name of each institution, provide the name, telephone number and e-mail address for the relevant desk head and contact person.

[Include description of the sale process (e.g., document/package used to inform potential purchaser(s)) and the relevant particulars of the sale procedure (e.g., whether potential purchaser(s) will be required to bid for all Offered Securities or less than the entire principal amount of an Offered Security).]

Please be advised that we intend to provide you with a Sale Offer with respect to each Offered Security set forth above not later than 10:00 a.m., New York City time, on [next Business Day], which you shall be deemed to [accept][reject]

unless you shall have notified us, on behalf of the Company, orally or in writing that you decline to purchase such Offered Security not later than 10:30 a.m., New York City time, on such date.
As set forth in the Letter Agreement, dated November 13, 2012, by and between IIM and ING Bank, ING Bank and the Seller are both clients of IIM. Unless ING Bank notifies IIM otherwise, ING Bank continues to acknowledge and consent to the following, as provided in the Letter Agreement: (i) IIM has advised the Seller in connection with the sale of the Offered Securities (the “Transaction”); (ii) IIM has not, and will not, advise ING Bank with respect to the Transaction; and (iii) IIM will not receive any remuneration in connection with the Transaction, however, it receives fees from ING Bank for the management of its residential mortgage-backed securities portfolio to which the Offered Securities may be added, if purchased by ING Bank.
All communications with respect to this Notice of Proposed Sale or the Offered Securities should be directed to:
ING Investment Management LLC
Name: [applicable portfolio manager]
Email:
Phone:

with copies of any written communication to:
ING Investment Management LLC
Attention: David S. Goodson, Senior Vice President
Email: David. Goodson@inginvestment.com
Phone: +1 (770) 690-4662

and

ING Investment Management LLC
Attention: Corporate Legal
Name: Kate Ippen
Email: kate.ippen@inginvestment.com
Phone: +1 (770) 690-6753

Kindly acknowledge receipt of this Notice of Proposed Sale by replying to the sender with copies to each person set forth above and to each other recipient.

Capitalized terms used and not defined in this Notice of Proposed Sale shall have the respective meanings set forth in the Agreement.
Very truly yours,
ING INVESTMENT MANAGEMENT LLC

By ______________________________________________________
Name:
Title: